                                                                    EXHIBIT 10.1

                              SERVICES AGREEMENT

This Agreement, effective this 5th day of December, 1996, is entered into by and between NEROX ENERGY CORP. ("Client"), with the mailing address of 846 West Foothill Boulevard, Suite Y, Upland, California 91786, and M.A. GILLESPIE INVESTMENT CORPORATION, ("CONSULTANT"), with the mailing address of 16000 Ventura Boulevard, Ste 500, Encino, CA 91436, telephone (800) 470-4265.

1.  SERVICES.   Client desires, and Consultant is willing to continue providing, consultant services of the nature and type requested by Client in the areas of Consultant's practice and expertise, during the term described below (the "Services"). Upon the reasonable request of Client, Consultant shall provide Client with future Services pursuant to the terms and conditions of this Agreement.

2.   INDEPENDENT CONTRACTOR.    Individuals who perform Services for or on
behalf of Consultant to Client, shall be considered the agents, consultants, contractors or employees of Consultant. The relationship between Consultant and Client is solely one of independent contractor. Consultant is entitled to perform the Services required herein through the use of his own personnel. Nothing herein shall be construed or interpreted to deem the relationship between Client and Consultant to be an employer/employee relationship. Consultant shall be responsible for all contract obligations he may have with his personnel, for the payment of all wages and salaries payable to his personnel, and the cost of providing his personnel with any fringe benefits to which they may be entitled by reason of being personnel of Consultant. Consultant shall also be responsible for withholding payroll taxes from the wages and salaries paid to his personnel and the payment of all payroll taxes relating to their employment to government agencies and shall provide workman's compensation insurance, unemployment insurance and any other insurance required by statute.

3.  CHARGES FOR SERVICES.   In consideration for the Services, Client agrees to
pay to Consultant the sum of Three Hundred Fifty Thousand (350,000) shares of the common stock of Client, which shall be issued to Consultant as soon as practical following execution hereof, free and clear of all liens, encumbrances and restrictions as provided in Section 4 hereof.

4.   S-8 REGISTRATION.   Client agrees to file a registration statement on Form
S-8 with the Securities & Exchange Commission, registering all shares payable hereunder to Consultant. Said filing shall occur as soon as practical after the shares have been issued to Consultant, and Consultant agrees to cooperate in full with Client in making such filing.

5. INABILITY TO PERFORM. Consultant and Client shall not be required to perform their respective obligations under this Agreement, or be liable for their failure to perform or for delay in performance of their obligations hereunder if such performance is prevented, hindered, or delayed by reason of any cause beyond the reasonable control of the other party, including, without limitation, any labor dispute, personal illness or injury, act of God, or regulation or order of any government authority. If performance is not possible for thirty (30) consecutive days, either party can terminate and the verifiable fees and costs owed Consultant by Client shall become a lien against the assets of Client.

6.   TERM AND TERMINATION.   This Agreement shall be effective upon the date
first written above and shall continue in effect for six (6) months thereafter or until terminated by either party upon giving the other party not less than thirty (30) days prior written notice of termination; provided, however, Services being provided at the time of termination shall continue pursuant to the terms of this Agreement until completed. This Agreement may be terminated by either party in the event of the refusal or inability of the other party to perform hereunder as provided in Section 5, or in the event of the breach of any obligation under this Agreement by the other party. Such termination upon breach shall be made by written notice to the other party and shall become effective ten (10) days after delivery of such notice, provided the defaulting party has not cured any such default to the satisfaction of the other party within said ten (10) day period.

7.  MISCELLANEOUS.

(a) Unless otherwise stated, all notices, demands, payments and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given on the date delivery is acknowledged, and shall be made only by recognized courier service, or by U.S. Mail, registered or certified, postage prepaid, return receipt requested, to the address of each party set forth in the heading of the Agreement, or to such other address as either party may substitute by written notice to the other party.
(b) This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors or assigns. Neither party shall assign its obligations hereunder without the express written consent of the other party.
(c) The captions used in this Agreement are for purposes of identification only and are not to be used to construe any of the terms of the Agreement.
(d) This Agreement may be executed as a single document bearing all necessary signatures or may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
(e) This Agreement constitutes the entire Agreement and understanding between the parties hereto and integrates all prior negotiations, discussions and agreements between them. No modifications of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party hereto (or their successors).
(f) If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provision shall not in any way be affected or impaired thereby.
(g) This Agreement shall be governed by and interpreted under the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the day and year first above written.



CLIENT:
NEROX ENERGY CORPORATION



By: _________________________


Its: _________________________



CONSULTANT:   M.A. GILLESPIE INVESTMENT CORPORATION



____________________________
Stuart Greenberg, President

                                   EXHIBIT A

                            DESCRIPTION OF SERVICES

Pursuant to the terms of the Services Agreement dated December 5, 1996, Consultant hereby agrees to provide the following Services to Client:

1. Perform a comprehensive review and analysis of such financial and other factors as deemed appropriate, including, among other things:

     a. the historic and current financial positions and results of operations of Client;

     b.   The business prospects of Client;

     c. a comparative analysis of Client, vis-a-vis other companies within Client's industry sector; and

     d.   Client's operating projections;

2. Prepare a written research report of Client and establish a strategic dialogue with Client's management to explore strategies for increasing shareholder value;

3. Assist Client as a financial advisor in implementing any strategies Client chooses to implement;

4. Advise Client with respect to all requirements for NASDAQ listing, develop strategies for satisfying such requirements and introduce Client to such firms or persons as may be appropriate to develop a group of market makers, stock analysts and fund managers; and

5. Provide such other and further financial advisory consulting services as may be mutually agreed upon between Client and Consultant from time to time.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

NEROX ENERGY CORPORATION


By:
   ---------------------------------------------------

Its
   ---------------------------------------------------



REGISTERED HOLDER


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M.A. Gillespie Investment Corporation
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(print name)

16000 Ventura Boulevard, Suite 500
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(street address)

Encino, CA      91436
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(city)    (state)    (zip)

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(social security or employer ID number)